SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2011

UNITED BANCSHARES, INC.
(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-25976	23-2802415
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 South 15th Street, Suite 1200, Philadelphia, PA  19102

Registrant’s telephone number, including area code: 215-351-4600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Corporation held its Annual Meeting of Shareholders on December 16, 2011 for the purpose of considering and acting upon the below proposals. A total of 873,725 shares were outstanding and entitled to vote at the Annual Meeting, of which 440,555 shares were voted. There were a total of 9,484 broker non-votes.

1. A proposal to elect two Class D directors to each serve four year terms expiring in 2015.

The shareholders of the Corporation elected William B. Moore and Evelyn F. Smalls as Class D directors to each serve four year terms expiring in 2015 by the following vote:

Director Nominee	Votes For	Votes Withheld
William B. Moore	408,738	22,333
Evelyn F. Smalls	409,838	21,233

The following directors continued in office after the Annual Meeting: L. Armstead Edwards, Joseph T. Drennan, David R. Bright, Bernard E. Anderson, Maurice R. Mitts, Marionette Y. Wilson, and Ernest L. Wright.

2. A proposal to ratify the appointment of McGladrey and Pullen, LLP as Independent Registered Public Accountants for fiscal year 2011.

The shareholders of the Corporation ratified the appointment of McGladrey and Pullen, LLP as Independent Registered Public Accountants for fiscal year 2011 by the following vote:

Votes For	Votes Against	Abstained
438,055	600	1,900

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information shall not be deemed incorporated by reference into any of the Corporation’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in this Current Report on Form 8-K not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED BANCSHARES, INC.

By:	/s/ Evelyn F. Smalls
Evelyn F. Smalls, President
and Chief Executive Officer

Date: December 20, 2011